EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

Shelley International CPA
Certified Public Accountant

The Board of Directors
M.E.R.Corporation

Gentlemen:

This letter will authorize you to include the Audit of your company dated September 1, 2004 in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.

Yours Truly,

/s/ Shelley International CPA
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Shelley International CPA

Date: September 2, 2004